Exhibit 99.1

Contact:	Will Davis
Director of Investor Relations
Phone: (o) 540-946-6930; (c) 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Fourth Quarter 2012 Financial Results

Year over Year Growth in 4Q12 Revenue and Adjusted EBITDA

Strategic Data Revenue was 52% of Total 4Q12 Revenue and Grew 5% Sequentially

Adjusted EBITDA Margins Expand for Second Consecutive Quarter to 44.1%

Cash Dividend of $0.14 per Share Declared

WAYNESBORO, VA – February 28, 2013 – Lumos Networks Corp. (“Lumos Networks” or “the Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for its fourth quarter of 2012.

Total revenue for the fourth quarter of 2012 was $52.7 million, compared to $51.1 million for the fourth quarter of 2011 and $52.0 million in the third quarter of 2012. Total adjusted EBITDA was $23.2 million for the fourth quarter of 2012, compared to $23.0 million in the fourth quarter of 2011 and to $22.3 million in the third quarter of 2012.

“Our strong execution continued in the fourth quarter as our Strategic Data revenue grew 5% sequentially and represented 52% of total sales, up from 50% in the prior quarter”, said Tim Biltz, CEO and President of Lumos Networks. “Our Strategic Data revenue grew 17% from the same quarter in the prior year, which is the third straight quarter of accelerating revenue growth for this product segment.”

“Our adjusted EBITDA margins reached 44.1%, marking the second straight quarter of sequential margin improvements, and we are making clear progress towards our longer term margin target of 47%,” Mr. Biltz continued. “I view this quarter’s results as a true inflection point in our operating results and I am confident that our current momentum will carry through 2013.”

Highlights

•

During the fourth quarter of 2012, the Company exceeded its targeted installation goals and more than doubled the number of fiber to the cell (“FTTC”) installations from 148 as of December 31, 2011 to 370 as of December 31, 2012.

•

In 2012, the Company achieved its goal of ensuring that 75% of total capital expenditures were for success-based strategic data projects in its Enterprise and Carrier Data customer segments as compared to less than 50% in 2011.

•	Adjusted EBITDA margins were 44.1% in the fourth quarter, up sequentially for the second consecutive quarter in a row, from 41.5% in second quarter and 42.9% in the third quarter of 2012.

•

On February 27, 2013, the Board of Directors of Lumos Networks Corporation declared a dividend on its common stock in the amount of $0.14 per share to be paid on April 11, 2013 to stockholders of record on March 13, 2013.

Business Outlook

The Company introduced financial guidance for the first quarter and full year of 2013. In the first quarter of 2013, the Company expects revenue to be approximately $52 million and adjusted EBITDA approximately $23 million. For the full year 2013, the Company expects revenue to be in the range of $208 to $212 million and adjusted EBITDA in the range of $94 to $97 million. During the first half of 2013, the Company plans to explore bank financing options to adequately fund our success-based Strategic Data growth plans over the next several years.

Please see the schedules accompanying this release for additional financial guidance, including projected 2013 cash flows and non-GAAP reconciliations.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Harold L. Covert, CFO, and Will Davis, Director of Investor Relations, to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on February 28, 2013.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Fourth Quarter 2012 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-888-317-6016

International: 1-412-317-6016

Canada: 1-855-669-9657

The conference call will be archived and available for replay through March 13, 2013 before 9:00 A.M. (ET) and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay pass codes: Conference ID: 10024524

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of 5,800 long haul miles. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring related charges, gain or loss on settlements and gain or loss on interest rate derivatives.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Lumos Networks website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; our ability to achieve benefits from our separation from NTELOS Holdings Corp; our ability to offset expected revenue declines in our Competitive business from legacy voice products and in our RLEC business related to the recent regulatory developments and carriers grooming their networks; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

•	Reconciliation of Operating Income to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
(In thousands)

ASSETS
Current Assets
Cash	$2	$10,547
Restricted cash [1]	5,303	7,554
Accounts receivable, net	22,676	23,555
Other receivables	2,400	2,390
Income tax receivable	954	—
Prepaid expenses and other	5,136	2,278

Total Current Assets	36,471	46,324

Securities and investments	462	128

Property, plant and equipment, net	336,589	299,958

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	34,895	45,696
Deferred charges and other assets	4,448	6,197

Total Other Assets	139,640	152,190

Total Assets	$513,162	$498,600

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$7,900	$2,679
Accounts payable	17,453	12,432
Dividends payable	3,013	2,980
Advance billings and customer deposits	13,527	12,623
Accrued compensation	1,742	2,832
Accrued operating taxes	3,838	2,624
Other accrued liabilities	6,284	3,262

Total Current Liabilities	53,757	39,432

Long-Term Liabilities
Long-term debt	304,325	323,897
Retirement benefits	30,413	35,728
Deferred income taxes	55,956	41,204
Other long-term liabilities	3,500	5,028
Income tax payable	609	484

Total Long-term Liabilities	394,803	406,341

Stockholders’ Equity	64,050	52,383

Noncontrolling Interests	552	444

Total Equity	64,602	52,827

Total Liabilities and Equity	$513,162	$498,600

[1]

During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.

Condensed Consolidated Statements of Operations

	Three months ended:		Year ended:
(In thousands, except per share amounts)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Operating Revenues	$52,679	$51,107	$206,871	$207,414

Operating Expenses [1]
Cost of sales and services (exclusive of items shown separately below)	20,601	19,584	80,520	78,484

Customer operations	5,440	4,773	21,886	19,551

Corporate operations [2,3]	5,168	5,341	23,615	16,251

Depreciation and amortization	11,211	10,187	38,884	43,090

Asset impairment charge	—	86,295	—	86,295

Accretion of asset retirement obligations	31	31	124	116

Restructuring charges [4]	2,981	—	2,981	—

Gain on settlements, net [5]	—	—	(2,335)	—

Total Operating Expenses, net	45,432	126,211	165,675	243,787

Operating Income (Loss)	7,247	(75,104)	41,196	(36,373)

Other Income (Expenses)
Interest expense	(2,941)	(3,153)	(11,921)	(11,993)
Loss on interest rate derivatives	(1,343)	—	(1,898)	—
Other income, net	26	32	81	105

Income (Loss) Before Income Tax Expense	2,989	(78,225)	27,458	(48,261)

Income Tax Expense (Benefit)	1,025	(16,527)	11,010	(4,383)

Net Income (Loss)	1,964	(61,698)	16,448	(43,878)

Net (Income) Loss Attributable to Noncontrolling Interests	(28)	35	(108)	(52)

Net Income (Loss) Attributable to Lumos Networks Corp.	$1,936	$(61,663)	$16,340	$(43,930)

Basic and Diluted Earnings (Loss) per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings (loss) per share - basic [6]	$0.09	$(2.96)	$0.78	$(2.11)
Earnings (loss) per share - diluted [6]	$0.09	$(2.96)	$0.76	$(2.11)

Weighted average shares outstanding - basic	21,047	20,815	20,958	20,815
Weighted average shares outstanding - diluted	21,517	20,815	21,407	20,815

Cash Dividends Declared per Share - Common Stock	$0.14	$0.14	$0.56	$0.14

[1]

Includes equity-based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.0 million and $0.2 million for the three months ended December 31, 2012 and 2011, respectively, and $3.9 million and $2.4 million for the years ended December 31, 2012 and 2011, respectively.

[2]

Includes amortization of actuarial losses related to certain retirement benefit plans of $0.4 million and $1.8 million for the three and twelve-month periods ended December 31, 2012, respectively. The amounts allocated to us from our former parent for amortization of actuarial losses for periods prior to the Business Separation on October 31, 2011 were not material.

[3]

In 2012, the Company recorded charges of $2.3 million related to the recognition of employee separation benefits which were provided for in the employment agreements of two executive officers who left the Company in April and December 2012.

[4]

In December 2012, the Company completed a cost reduction plan involving an employee reduction-in-force, consolidation of certain facilities and freezing the accumulation of benefits under certain postretirement plans. Restructuring charges of $3.0 million were recognized in the fourth quarter of 2012 in connection with this plan, $2.4 million of which related to employee severance and termination benefits and $0.6 million of which related to lease termination costs.

[5]

The Company recognized a net pre-tax gain of approximately $2.3 million in the third quarter of 2012 in connection with the settlement of outstanding matters related to a prior acquisition and the settlement of an outstanding lawsuit.

[6]

Basic and diluted earnings (loss) per share for the three and twelve months ended December 31, 2011 is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the two month period beginning November 1, 2011 (the date upon which we became an independent publicly traded company) and ending December 31, 2011.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Year ended:
(In thousands)	December 31, 2012	December 31, 2011

Cash flows from operating activities
Net income (loss)	$16,448	$(43,878)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	27,750	27,703
Amortization	11,134	15,387
Accretion of asset retirement obligations	124	116
Asset impairment charge	—	86,295
Deferred income taxes	10,514	(8,110)
Loss on interest rate swap derivatives	1,898	—
Equity-based compensation expense	3,912	2,383
Amortization of loan origination costs	812	132
Gain on settlement	(3,035)	—
Retirement benefits, net of contributions and distributions	665	(4,059)
Excess tax benefits from share-based compensation	(428)	—
Changes in operating assets and liabilities, net	2,421	6,939

Net cash provided by operating activities	72,215	82,908

Cash flows from investing activities
Purchases of property, plant and equipment	(59,881)	(61,536)
Broadband network expansion funded by stimulus grant	(1,351)	(2,248)
Proceeds from disposal of managed services business	750	—
Change in restricted cash	2,251	508
Cash reimbursement received from broadband stimulus grant	2,251	508
Purchase of tradename asset	(333)	—
Other	(26)	—

Net cash used in investing activities	(56,339)	(62,768)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	310,000
Proceeds from issuance of revolving credit facility	—	30,000
Payment of debt issuance costs	—	(4,854)
Cash paid to NTELOS Inc. associated with the Business Separation	—	(315,000)
Payments on senior secured term loans	(2,000)	(500)
Payments on revolving credit facility, net	(11,478)	(15,000)
Cash dividends paid on common stock	(11,951)	—
Payments to NTELOS Inc., net	—	(14,357)
Payments under capital lease obligations	(1,542)	(317)
Proceeds from employee stock purchase plan	122	—
Excess tax benefits from share-based compensation	428	—
Other	—	(54)

Net cash used in financing activities	(26,421)	(10,082)

(Decrease) increase in cash	(10,545)	10,058
Cash:
Beginning of period	10,547	489

End of period	$2	$10,547

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:					Year ended:
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Competitive Revenue and Adjusted EBITDA
Revenue
Enterprise Data	9,628	9,448	9,039	8,667	8,437	36,782	33,131
Carrier Data	13,025	11,955	11,196	10,937	10,506	47,113	37,649
IP Services	4,754	4,718	4,684	4,587	4,515	18,743	17,401

Total Strategic Data	27,407	26,121	24,919	24,191	23,458	102,638	88,181
Legacy Voice	10,703	11,244	11,509	12,010	12,825	45,466	54,414
Access	1,948	2,413	2,540	2,715	2,758	9,616	11,802

Total Revenue	40,058	39,778	38,969	38,915	39,042	157,720	154,397

Adjusted EBITDA [1]	14,652	14,440	14,078	14,548	15,034	57,718	62,098
Adjusted EBITDA %	36.6%	36.3%	36.1%	37.4%	38.5%	36.6%	40.2%

RLEC Revenue and Adjusted EBITDA
Revenue
Legacy Voice	4,883	4,874	4,710	4,756	4,937	19,223	20,039
Access	7,738	7,325	7,125	7,740	7,129	29,928	32,978

Total Revenue	12,621	12,199	11,835	12,496	12,066	49,151	53,017

Adjusted EBITDA [1]	8,559	7,841	7,028	7,743	7,970	31,171	34,842
Adjusted EBITDA %	67.8%	64.3%	59.4%	62.0%	66.1%	63.4%	65.7%

Consolidated
Revenue
Strategic Data	27,407	26,121	24,919	24,191	23,458	102,638	88,181
Legacy Voice	15,586	16,118	16,219	16,766	17,762	64,689	74,453
Access	9,686	9,738	9,665	10,455	9,887	39,544	44,780

Total Revenue	52,679	51,977	50,803	51,412	51,107	206,871	207,414
Adjusted EBITDA [1]	23,211	22,281	21,106	22,291	23,004	88,889	96,940
Adjusted EBITDA %	44.1%	42.9%	41.5%	43.4%	45.0%	43.0%	46.7%
Capital Expenditures	15,956	14,937	11,619	17,369	12,722	59,881	61,536
Adjusted EBITDA less Capital Expenditures	7,255	7,344	9,487	4,922	10,282	29,008	35,404

Customer and Network Statistics
Customer Statistics
Competitive voice connections [2]	110,261	112,709	114,930	117,965	122,046	110,261	122,046
RLEC Broadband Customers [3]	15,181	15,199	15,258	15,100	14,916	15,181	14,916
Total Broadband Connections [3]	39,950	40,401	37,361	35,974	35,707	39,950	35,707
Video Subscribers	4,549	4,390	4,192	4,019	3,734	4,549	3,734

Network Statistics
On-Network Buildings [4]	1,196	1,150	1,091	1,066	1,051	1,196	1,051
Fiber to the Cell Sites [4]	370	261	178	155	148	370	148

RLEC Total Access Lines	31,203	31,708	32,272	32,676	33,193	31,203	33,193

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release.
[2]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.
[3]

Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet. All revenues from broadband products, including RLEC broadband, are recorded in the operating revenues of the Competitive segment.

[4]	Includes statistics for legacy markets only, excluding FiberNet, through December 31, 2012.

Note: Certain amounts have been reclassified to agree with current year presentation.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

(In thousands)
	Three months ended:		Year ended:
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income (loss) attributable to Lumos Networks Corp.	$1,936	$(61,663)	$16,340	$(43,930)
Net income (loss) attributable to noncontrolling interests	28	(35)	108	52

Net income (loss)	1,964	(61,698)	16,448	(43,878)

Interest expense	2,941	3,153	11,921	11,993
Loss on interest rate derivatives	1,343	—	1,898	—
Income tax expense (benefit)	1,025	(16,527)	11,010	(4,383)
Other income, net	(26)	(32)	(81)	(105)

Operating income (loss)	$7,247	$(75,104)	$41,196	$(36,373)

Competitive	4,428	6,678	25,257	29,955
RLEC	2,819	(81,782)	15,939	(66,328)

Operating income (loss)	$7,247	$(75,104)	$41,196	$(36,373)

Lumos Networks Corp.

Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2012			2011
	Competitive	RLEC	Total	Competitive	RLEC	Total

For The Three Months Ended December 31
Operating Income (Loss)	$4,428	$2,819	$7,247	$6,678	$(81,782)	$(75,104)
Depreciation and amortization and accretion of asset retirement obligations	7,146	4,096	11,242	7,196	3,021	10,217

Sub-total:	11,574	6,915	18,489	13,874	(78,761)	(64,887)

Asset impairment charge	—	—	—	—	86,295	86,295
Amortization of actuarial losses	334	111	445	—	—	—
Equity based compensation	757	268	1,025	140	97	237
Acquisition related charges	—	—	—	1	—	1
Business separation charges	—	—	—	1,019	339	1,358
Employee separation charges [1]	203	68	271	—	—	—
Restructuring charges [2]	1,784	1,197	2,981	—	—	—

Adjusted EBITDA	$14,652	$8,559	$23,211	$15,034	$7,970	$23,004

Adjusted EBITDA Margin	36.6%	67.8%	44.1%	38.5%	66.1%	45.0%

For The Year Ended December 31
Operating Income (Loss)	$25,257	$15,939	$41,196	$29,955	$(66,328)	$(36,373)
Depreciation and amortization and accretion of asset retirement obligations	26,439	12,569	39,008	29,579	13,627	43,206

Sub-total:	51,696	28,508	80,204	59,534	(52,701)	6,833

Asset impairment charge	—	—	—	—	86,295	86,295
Amortization of actuarial losses	1,336	445	1,781	—	—	—
Equity based compensation	2,895	1,017	3,912	1,474	909	2,383
Acquisition related charges	—	—	—	71	—	71
Business separation charges	—	—	—	1,019	339	1,358
Employee separation charges [1]	1,759	587	2,346	—	—	—
Restructuring charges [2]	1,784	1,197	2,981	—	—	—
Gain on settlements, net [3]	(1,752)	(583)	(2,335)	—	—	—

Adjusted EBITDA	$57,718	$31,171	$88,889	$62,098	$34,842	$96,940

Adjusted EBITDA Margin	36.6%	63.4%	43.0%	40.2%	65.7%	46.7%

[1]

In 2012, the Company recorded charges of $2.3 million related to the recognition of employee separation benefits which were provided for in the employment agreements of two executive officers who left the Company in April and December 2012.

[2]

In the fourth quarter of 2012, the Company completed a cost reduction plan involving an employee reduction-in-force, consolidation of certain facilities and freezing the accumulation of benefits under certain postretirement plans. Restructuring charges of $3.0 million were recognized in the fourth quarter in connection with this, of which $2.4 million was related to employee severance and termination benefits and $0.6 million was related to lease termination costs.

[3]

The Company recognized a net pre-tax gain of approximately $2.3 million in the third quarter of 2012 in connection with the settlement of outstanding matters related to a prior acquisition and the settlement of an outstanding lawsuit.

Lumos Networks Corp.

Business Outlook 1 (as of February 28, 2013)

(In millions)	2013 Guidance [1]
	First Quarter 2013		2013 Annual
Operating Revenues	approximately $	52	$208 to $212

Adjusted EBITDA	approximately $	23	$94 to $97

Capital Expenditures	approximately $	16	$65 to $70

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	approximately $	11	$44 to $46
Depreciation and amortization	approximately $	10	40 to 41
Equity based compensation charges	approximately $	2	8
Amortization of actuarial losses			2

Adjusted EBITDA	approximately $	23	$94 to $97

Lumos Networks Corp.

Projected Cash Flows for the Year 2013 1

(Dollars in millions)
Adjusted EBITDA [2]	$96
Less: Capital expenditures	(65)

31
Less:
Cash interest, net of interest income	(14)
Cash taxes	(6)

Cash flows, net, before dividends and debt payments	11
Less:
Cash dividends: $0.14 per share per quarter [3]	(12)
Scheduled 2013 debt payments	(3)
Plus:
Other, net	(7)

Projected Cash Flows, net [4]	$(11)

[1]

These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. fourth quarter 2012 earnings release dated February 28, 2013.

[2]	Based on the mid-point of the above guidance range.
[3]	Represents the most recent cash dividend paid, annualized. Dividend payments are reviewed quarterly by the board of directors and are subject to change.
[4]	Before discretionary payments to the credit facility Revolver loan and changes to working capital.